Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Manitex International, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

December 23, 2014, Manitex International, Inc. (“Manitex” or the “Company”), a Michigan corporation, announced that it completed the purchase of 14,790,000 shares of A.S.V., Inc. (“ASV”) stock, which represents 51% of ASV’s issued and outstanding shares for $25,000,000 in cash. Additionally, in connection with the transaction, the Company executed a note payable to Terex Corporation for $1,594,013 (the ‘Note”). The Note matures on December 19, 2015 and has an annual interest rate of 4.5%. Interest is payable semi-annually beginning on June 19, 2015. Before the Company purchased its interests in ASV, ASV entered into a $40,000,000 term loan and a revolving credit facility. ASV has capitalized the fees and expense related to this financing and will expense them over the life of loans. The Company agreed to reimburse Terex for its proportional share of bank fees and expenses which came to $1,411,477. The $1,411,477, which is included as part of the Note, is being treated as additional purchase consideration. The remaining $182,536 represents the proportional share of certain transaction expenses, which are also a component of the Note. The Company has expensed these transaction expenses.

The acquisition has been accounted for using purchase accounting in accordance with Financial Accounting Standard Codification “(ASC”) Section 805. The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended December 31, 2013 gives effect to the Company’s purchase of ASV. This Unaudited Pro Forma Condensed Consolidated Statement of Income assumes that this transaction was consummated on January 1, 2013. The Pro Forma Condensed Consolidated Balance Sheet presents the financial position of the Company as if the acquisition of ASV occurred on September 30, 2014. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based in part on an independent appraisal and other studies completed subsequent to the ASV acquisition. The purchase price allocation is a preliminary estimate and is subject to revision.

The Pro Forma Condensed Consolidated Financial Statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Company’s previously filed Current Report on Form 8-K, dated December 23, 2014, the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the historical financial statements and accompanying notes of ASV included in this Current Report on Form 8-K/A.

Manitex International, Inc.

Unaudited Proforma Condensed Consolidated Balance Sheet

(In thousands)

	Manitex September 30, 2014	ASV September 30, 2014	Proforma Adjustments		Proforma September 30, 2014
	Unaudited	Unaudited	Unaudited		Unaudited
ASSETS
Current assets
Cash	$4,934	$2	$—	A,B,C,D	$4,936
Trade receivables (net)	44,860	26,079	(10,000)	A	60,939
Other receivables	692	—			692
Inventory (net)	81,085	31,767	260	A	113,112
Deferred tax asset	1,272	1,507	(1,507)	G	1,272
Prepaid expense and other	1,908	30			1,938

Total current assets	134,751	59,385	(11,247)		182,889

Total fixed assets (net)	10,097	18,428	4,130	A	32,655
Intangible assets (net)	21,783	47,512	(16,512)	A, J	52,783
Deferred tax asset	1,936	—			1,936
Goodwill	22,213	—	25,543	A	47,756
Other long-term assets	1,019	1,183	2,767	A	4,969

Total assets	$191,799	$126,508	$4,681		$322,988

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable—short term	$7,393	$—	$1,594	K	$8,987
Revolving credit facilities	2,676	—			2,676
Current portion of capital lease obligations	1,693	—			1,693
Accounts payable	27,263	11,944	1,315	E	40,522
Accounts payable related parties	1,230	—			1,230
Taxes payable on conversion of ASV to an LLC			16,500	I	16,500
Accrued expenses	8,508	3,775	(485)	E	11,798
Other current liabilities	1,883	953			2,836

Total current liabilities	50,646	16,672	18,924		86,242

Long-term liabilities
Revolving term credit facilities	37,819	—	9,650	D, A, F	47,469
Deferred tax liability	4,077	19,895	(19,605)	G,C	4,367
Notes payable	2,130	—	40,000	A,F	42,130
Capital lease obligations	2,992	—			2,992
Convertible debt			6,607	C	6,607
Deferred gain on sale of building	1,363	—			1,363
Other long-term liabilities	1,065	1,578			2,643

Total long-term liabilities	49,446	21,473	36,652		107,571

Total liabilities	100,092	38,145	55,576		193,813

Commitments and contingencies
Shareholders’ equity
Preferred Stock	—				—
Common Stock	68,894	88,363	(75,863)	B, H	81,394
Paid in capital	1,751		603	C	2,354
Retained earnings	21,488		(1,011)	E	20,477
Accumulated other comprehensive (loss) income	(426)				(426)

Equity attributable to shareholders of Manitex International	91,707	88,363	(76,271)		103,799
Equity attributed to noncontrolling interest			25,376	A	25,376

Total Equity	91,707	88,363	(50,895)		129,175

	$191,799	$126,508	$4,681		$322,988

Manitex International, Inc.

Unaudited Proforma Condensed Consolidated Statement of Income

(In thousands, except per share data)

	Manitex Nine Months Ended September 30, 2014	ASV Nine Months Ended September 30, 2014	Proforma Adjustments - for ASV		Proforma Adjustments - Manitex		Proforma Nine Months Ended September 30, 2014
	Unaudited	Unaudited	Unaudited		Unaudited		Unaudited
Net revenues	$197,172	$101,279					$298,451
Cost of sales	161,509	92,611	67	L			254,187

Gross profit	35,663	8,668	(67)		—		44,264
Operating expenses
Research and development costs	1,909						1,909
Selling, general and administrative expenses	21,554	11,177	(4,058)	M			28,673

Total operating expenses	23,463	11,177	(4,058)		—		30,582
Operating income (loss)	12,200	(2,509)	3,991		—		13,682
Other income (expense)
Interest expense	(2,192)		(3,646)	N	(550)	N	(6,388)
Foreign currency transaction losses	(27)						(27)
Other income (loss)	(67)	2					(65)

Total other income (expense)	(2,286)	2	(3,646)		(550)		(6,480)
Income (loss) before income taxes	9,914	(2,507)	345		(550)		7,202
Income tax (benefit)	3,283	(1,123)	1,123		(547)	O	2,736

Net income (loss)	6,631	(1,384)	(778)		(3)		4,466
Less: Net loss attributable to noncontrolling interest			(1,059)				(1,059)

Net income (loss) attributable to shareholders of Manitex International, Inc.	$6,631	$(1,384)	$281		$(3)		$5,525

Earnings Per Share
Basic	$0.48						$0.37
Diluted	$0.48						$0.37
Weighted average common shares outstanding
Basic	13,817,538				1,108,156	p	14,925,694
Diluted	13,862,651				1,108,156	p	14,970,807

Manitex International, Inc.

Unaudited Proforma Condensed Consolidated Statement of Income

(In thousands, except per share data)

	Manitex	ASV					Proforma
	Year Ended	Year Ended	Proforma		Proforma		Year Ended
	December 31,	December 31,	Adjustments -		Adjustments -		December 31,
	2013	2013	for ASV		Manitex		2013
	Unaudited	Unaudited	Unaudited		Unaudited		Unaudited
Net revenues	$245,072	$138,243					$383,315
Cost of sales	198,596	127,123	632	Q			326,351

Gross profit	46,476	11,120	(632)		—		56,964
Operating expenses
Research and development costs	2,912						2,912
Selling, general and administrative expenses	26,026	12,612	(5,271)	R, T	1,498	T	34,865

Total operating expenses	28,938	12,612	(5,271)		1,498		37,777
Operating income (Loss)	17,538	(1,492)	4,639		(1,498)		19,187
Other income (expense)
Interest expense	(2,946)		(5,520)	S	(750)	S	(9,216)
Foreign currency transaction losses	(95)						(95)
Other income (loss)	(50)	65					15

Total other Income (expense)	(3,091)	65	(5,520)		(750)		(9,296)
Income (loss) before income taxes	14,447	(1,427)	(881)		(2,248)		9,891
Income tax (benefit)	4,269	(714)	714		(1,010)	U	3,259

Net income (loss)	10,178	(713)	(1,595)		(1,238)		6,632
Less: Net loss attributable to noncontrolling interest			(1,131)				(1,131)

Net income (loss) attributable to shareholders of Manitex International, Inc.	$10,178	$(713)	$(464)		$(1,238)		$7,763

Earnings Per Share
Basic	$0.80						$0.56
Diluted	$0.80						$0.56
Weighted average common shares outstanding
Basic	12,671,205				1,108,156	V	13,779,361
Diluted	12,717,575				1,108,156	V	13,825,731

Manitex International, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

In thousands except for share and per share data

Balance sheet

Pro forma adjustment to give effect to the purchase of ASV for $96,437 as if the acquisition occurred on September 30, 2014 for the balance sheet presented and on January 1, 2013 for the income statements presented.

A.1 Consideration exchanged
Cash paid for 51% of ASV outstanding stock	$25,000
Deferred bank fees and expense paid by Manitex (1)	1,411

26,411
Fair market value of noncontrolling interest	25,376
Existing non-recourse ASV debt (2)	44,650

Total consideration	$96,437

A.2 Intangible assets and goodwill
Historic net assets	$40,849
Less: accounts receivable retained by seller	(10,000)

Historic net assets acquired	30,849
Fair market adjustment inventory	260
Fair market adjustment of deferred tax (3)	1,888
Fair market adjustment fixed assets	4,130
Deferred financing fees and expenses	2,767
Amounts assigned to intangible assets:
Trade names and trademarks	7,000
Customer relationships	16,000
Patented and unpatented technology	8,000
Goodwill	25,543

$96,437

(1)	Manitex executed a note payable in the amount of $1,594 in connection with the transaction. The note was to reimburse Terex for Manitex’s share of fees and expenses, including $1,411 of fees and expense related to new financing for ASV.
(2)	ASV debt is solely an ASV obligation and is secured solely by ASV assets and lenders have no recourse to Manitex International, Inc. or any subsidiary other than ASV.
(3)	Adjust deferred tax liability to equal the expected taxes due on the conversion of ASV to an LLC.

In accordance with ASC 350 goodwill which is an indefinite lived asset is not amortized. Trade names and trademarks, Customer relationships and patented and unpatented technology is being amortized over 25, 9 and 15 years, and 10 years, respectively.

B.	Pro forma adjustment to record $12,500 raised from the sale of 1,108,156 shares of the Company’s common stock which was a source of cash used to purchase its interest in ASV.

C.	Pro forma adjustment to record $7,500 raised from the issuance of a convertible note which was a source of cash used to purchase its interest in ASV. Of the total $6,604 was allocated to debt with remaining $896 being allocated to equity.

D.	Pro forma adjustment to increase the Company’s outstanding lines of credit by $5,000 as the Company borrowed an additional $5,000 on its existing lines of credit to purchase its interest in ASV

E.	Pro forma adjustment to eliminate ASV equity at September 30, 2014 and to record expenses of $1,498 directly associated with the acquisition, including audit, legal and consulting fees, and the corresponding income tax effect of $487 reduction income tax expense.

F.	Pro forma adjustment to record $40,000 term loan and $4,650 revolving line of credit.

G.	Pro forma adjustment to reduce the net deferred taxes liability for ASV by $1,888 to equal the expected taxes due on the conversion of ASV to an LLC.

H.	Pro forma adjustment to eliminate ASV beginning equity.

I.	Pro forma adjustment to reclass ASV net deferred taxes to balance sheet line titled taxes payable on conversion of ASV to an LLC.

J.	Pro forma adjustment to eliminate ASV historic intangibles of $47,512.

K.	Pro forma adjustment to record $1,594 note payable to Terex for reimbursement of fees and expenses.

Income Statement

L.	Pro forma adjustment to account for the difference between historical depreciation and depreciation calculated using the fair market value of the fixed assets acquired and the current useful lives.

M.	Pro forma adjustment to account for the difference between historical amortization and amortization calculated using the fair market value of intangible assets, excluding goodwill, and the current useful lives.

N.	Pro forma adjustment to record interest expense and associated amortization of deferred banking fees (1)on the term loan and the line of credit recorded at ASV, (2) interest on the $7,500 convertible, and (3) interest on the $5,000 increase in the Company’s revolving lines of credit.

O.	Pro forma adjustment to reverse ASV historical tax as the ASV was converted to an LLC, record the tax impact on Manitex’s pro forma adjustments, and to record a tax provision on Manitex’s share of ASV earnings.

P.	Pro forma adjustment to record shares issued to Terex.

Q	Pro forma adjustment to account for the difference between historical depreciation and depreciation calculated using the fair market value of the fixed assets acquired and the current useful lives and to write off the fair market inventory adjustment related to beginning inventory as the beginning inventory has been sold.

R.	Pro forma adjustment to account for the difference between historical amortization and amortization calculated using the fair market value of intangible assets, excluding goodwill, and the current useful lives.

S.	Pro forma adjustment to record interest expense and associated amortization of deferred banking fees (1)on the term loan and the line of credit recorded at ASV, (2) interest on the $7,500 convertible and (3) interest on the $5,000 increase in the Company’s revolving lines of credit

T.	Pro forma adjustments to record expenses directly associated with the acquisition including accounting, legal and consulting fees.

U.	Pro forma adjustment to reverse ASV historical tax as the ASV was converted to an LLC, record the tax impact on Manitex’s pro forma adjustments, and to record a tax provision on Mantiex’s share of ASV earnings.

V.	Pro forma adjustment to record shares issued to Terex.